Exhibit 10(y)

AMENDMENT TO THE BANK OF NEW YORK COMPANY, INC.

EXCESS CONTRIBUTION PLAN

WHEREAS, The Bank of New York Company, Inc. Excess Contribution Plan (the “Excess Contribution Plan”) was amended and restated, effective as of July 10, 1990 and further amended effective as of November 1, 1995 and November 22, 2002; and

WHEREAS, Section 19 of the Excess Contribution Plan provides that the Compensation and Organization Committee of the Board of Directors of The Bank of New York Company, Inc. (the “Committee”) may amend the Excess Contribution Plan at any time; except in certain respects not material hereto; and

WHEREAS, effective for the 2006 compensation year, management has recommended that the Committee amend the Plan to exclude from payment under Part II thereof any amount with respect to commission income earned by BNY Capital Markets, Inc. employees; and

WHEREAS, the Committee desired to amend the Excess Contribution Plan as so recommended by management; and

NOW, THEREFORE, the Excess Contribution Plan is hereby amended, effective as of October 9, 2006, as follows:

1. Part II, Section 12 of the Plan shall be amended to add the following sentence at the end thereof:

“Further, no amount shall be payable under the Plan to any Participant employed by BNY Capital Markets, Inc. with respect to commission income earned by such Participant.”

2. All references to the “Employees’ Profit-Sharing Plan of The Bank of New York Company, Inc.” and the “Profit-Sharing Plan” as so defined in the Excess Contribution Plan shall instead become references to the “Employees Savings & Investment Plan of The Bank of New York Company, Inc.” and the “ESIP,” respectively. Additionally, all references to the Company’s “Profit-Sharing Contribution” shall instead become references to the Company’s “Core Contribution” and the reference in “Section 2(2) of the Profit-Sharing Plan” in the last sentence of Part I, Section 3(a) should instead become a reference to “Section 2(4) of the ESIP.”

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to the Excess Contribution Plan to be executed by its duly authorized officers this 15th day of December, 2006.

/s/ Thomas A. Renyi
Thomas A. Renyi

ATTEST:

/s/ Patricia A. Bicket
Patricia A. Bicket